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                                                                    EXHIBIT 99.2
 [NRG LOGO]
                                                                            NEWS
                                                                         RELEASE

FOR IMMEDIATE RELEASE

      NRG Energy Closes 5,633(1) MW LS Power Project Portfolio Acquisition

MINNEAPOLIS (JANUARY 30, 2001) - NRG Energy, Inc. (NYSE: NRG) yesterday closed its acquisition of a 5,633(1) megawatt (MW) portfolio of operating projects and projects in construction and advanced development from LS Power, LLC and its partners.

         "This acquisition of operating and greenfield development projects allows NRG to expand its United States generation portfolio significantly," said Craig A. Mataczynski, president of NRG North America. "We will use our expertise in construction, finance and operations to integrate these projects into NRG and create additional value for our shareholders."

         NRG acquired net ownership interests totaling 1,697 MW in four facilities in operation and construction. An additional two projects--totaling 2,336 MW--are expected to reach construction financial close early in 2001. The remaining four projects, totaling 1,600 MW, are in advanced development. [See Exhibit A] All facilities employ highly efficient, natural gas-fueled combustion technology.

         The facilities are located in Illinois, Mississippi, Florida and Texas, and provide access to fast-growing electricity markets. These regions are geographically diverse with very different weather and load characteristics. The facilities integrate well with other NRG assets in North America and provide significant power marketing opportunities.

         NRG Energy is a leading global energy company primarily engaged in the acquisition, development, construction, ownership and operation of power generation facilities. At the end of 2000, NRG owned all or a portion of 63 power generation projects and its net ownership interest in these projects is 15,007 MW. The company's operations utilize such diverse fuel sources as natural gas, oil, coal and coal seam methane, biomass, landfill gas, and hydro, as well as refuse-derived fuel.

--------
(1) In order to preserve qualified facility status, ownership interest of Borger (58 MW) was sold to a third party, thereby reducing project portfolio from 5,691 to 5,633 MW.

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      Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, projected growth and future financial performance. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following: factors affecting power generation operations such as unusual weather conditions, generator outages, changes in fuel costs or availability and environmental incidents; factors affecting the availability or cost of capital, such as, for example, changes in interest rates or changes in investor perceptions of the power generation industry, NRG or any of its subsidiaries; workforce factors; the volatility of energy prices in a deregulated market environment and the adverse impacts on the profitability of our generation facilities that may result from the imposition of price limitations and other mechanisms to address such volatility; and other business or investment considerations that may be disclosed from time to time in NRG's Securities and Exchange Commission filings or in other publicly disseminated written documents.

       NRG undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review NRG's filings with the Securities and Exchange Commission.

        More information on NRG Energy is available at www.nrgenergy.com.

                                      # # #

Contacts:         Meredith Moore
                  Media Relations
                  612.373.8892
                  meredith.moore@nrgenergy.com

                  Rick Huckle
                  Investor Relations
                  612.373.8900
                  rick.huckle@nrgenergy.com



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                                                                       EXHIBIT A


                                Project Portfolio

------------------------------------------------------------------------------------------------------------------------------------
                         LOCATION/POWER                PLANT           NET                                     CURRENT STATUS
      PROJECT               MARKET                   CAPACITY       OWNERSHIP       FACILITY TYPE             (OPERATION DATE)
------------------------------------------------------------------------------------------------------------------------------------
Mustang                  Texas/SPP                     487            122               CCGT                     Operating

Batesville               Mississippi/SERC              837           407(2)             CCGT                     Operating

Kendall                  Illinois/MAIN                1,168          1,168              CCGT               Construction (2/2002)
------------------------------------------------------------------------------------------------------------------------------------

Nelson                   Illinois/MAIN                1,168          1,168              CCGT             Financing 2Q 2001(6/2003)

Pike                     Mississippi/SERC             1,168          1,168              CCGT            Financing 3Q 2001 (6/2003)
------------------------------------------------------------------------------------------------------------------------------------

Kendall Expansion        Illinois/MAIN                 584            584               CCGT                Development (2003)

Batesville Expansion     Mississippi/SERC              292            146               CCGT                Development (2002)

Hardee                   Florida/FRCC                  510            510           Simple-cycle            Development (2003)

Hardee Conversion to
Combined Cycle           Florida/FRCC                  360            360               CCGT                Development (2005)

------------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT PORTFOLIO                               6,574          5,633
------------------------------------------------------------------------------------------------------------------------------------


(2) Subject to minor adjustment in accordance with the terms of the project company's organizational documents.

CCGT = Combined Cycle Gas Turbine